                                                                   EXHIBIT 99.03

PROXY

                PROXY FOR 1999 SPECIAL MEETING OF STOCKHOLDERS OF
                         RIBI IMMUNOCHEM RESEARCH, INC.

The Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders to be Held September 23, 1999.


        The undersigned stockholder of Ribi ImmunoChem Research, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus, each dated August 12, 1999, and hereby appoints Robert Ivy and Ronald Kullick or each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on September 23, 1999, at 10:00 a.m., local time, at Hamilton City Hall/Community Center which is located at 223 S. 2nd Street, Hamilton, Montana 59840, and at any postponement or adjournment thereof, and to vote all the stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND JOINT PROXY STATEMENT/PROSPECTUS, AND, IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.


                  (Continued and to be signed on reverse side.)

                         Ribi ImmunoChem Research, Inc.

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



        1. Proposal to approve the merger of the Company with and into Corixa Corporation, a Delaware corporation ("Corixa") whereby, among other things:

        - each outstanding share of the Company's common stock will be converted into the right to receive 0.1685 shares of Corixa common stock;

        - each outstanding option and warrant to purchase shares of the Company's common stock that is not terminated as a result of the merger will be assumed by Corixa and converted into an option or warrant to purchase shares of Corixa common stock;

        - the Company's stock option plans and option agreements granted to employees and directors will be amended; and

        - each share of the Company's Series A preferred stock that is not converted into the Company's common stock prior to the merger will be redeemed by the Company.

                - FOR             - AGAINST               - ABSTAIN



NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

               Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                              YOUR VOTE IS IMPORTANT!

                              PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

                                        ________________________________________
                                                       Signature


                                        ________________________________________
                                                       Signature

                                        Dated:____________________________, 1999